編號 2372697
No.

公司註冊處
COMPANIES REGISTRY

公司更改名稱證明書
CERTIFICATE OF CHANGE OF NAME

* * *

本人謹此證明
I hereby certify that

HONG KONG VTOUCH ELECTRONICS TECHNOLOGY LIMITED
香港偉易達電子科技有限公司

已藉特別決議更改其名稱，該公司根據
having by special resolution changed its name, is now incorporated under the

香港法例第622章《公司條例》註冊的名稱現為
Companies Ordinance (Chapter 622 of the Laws of Hong Kong) in the name of

HONG KONG WECTOUCH ELECTRONICS TECHNOLOGY LIMITED
香港偉易達電子科技有限公司

本證明書於二〇二〇年八月十三日發出。
Issued on 13 August 2020 .

香港特別行政區公司註冊處處長鍾麗玲
Ms Ada L L CHUNG
Registrar of Companies
Hong Kong Special Administrative Region

註 Note :
公司名稱獲公司註冊處註冊，並不表示獲授予該公司名稱或其任何部分的商標權或任何其他知識產權。
Registration of a company name with the Companies Registry does not confer any trade mark rights or any other intellectual property rights in respect of the company name or any part thereof.

公司註冊處
Companies Registry

更改公司名稱通知書
Notice of Change of Company Name

表格 Form **NNC2**

公司編號 Company Number

2372697

註 Note

8 1 現有公司英文名稱 Existing English Company Name

HONG KONG VTOUCH ELECTRONICS TECHNOLOGY LIMITED

現有公司中文名稱 Existing Chinese Company Name

香港偉易達電子科技有限公司

2 2 更改公司名稱的特別決議日期
Date of Special Resolution for Change of Company Name

28	07	2020
日 DD	月 MM	年 YYYY

9 3 擬用的公司英文名稱 Intended English Company Name

HONG KONG WECTOUCH ELECTRONICS TECHNOLOGY LIMITED

擬用的公司中文名稱 Intended Chinese Company Name

香港偉易達電子科技有限公司

7 簽署 Signed :

姓名 Name : CAI GUANGDE 蔡光德
董事 Director / ~~公司秘書 Company Secretar~~

*請刪去不適用者 Delete whichever does not apply

4 提交人資料 Presentor's Reference

姓名 Name: Ding Enterprise Hongkong Limited
地址 Address: RM18, 27/F, Ho King Comm CTR, 2-16 Fayuen ST, Mongkok Kowloon, Hong Kong

電話 Tel: 3176 3667 傳真 Fax:
電郵 Email: 790551070@qq.com
檔號 Reference:

請勿

Your Receipt
Companies Registry
H.K.

29/07/2020 14:14:38

Submission No.:	221444742/1
CR NO.:	2372697
Sh. Form.:	NNC2

Revenue Code	Amount(HKD)
06	$55.00
25	$240.00

Receipt No.	Method	Amount(HKD)
212210637603	Chq	$295.00
Total Paid		$295.00